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                                                                   EXHIBIT 10.30

                             ECC INTERNATIONAL CORP.

                            Stock Purchase Agreement
                         Under 1998 Stock Incentive Plan
                         -------------------------------

         AGREEMENT made as of this 15th day of June, 1998 (the "Effective Date") between ECC International Corp., a Delaware corporation (the "Company"), and James C. Garrett (the "Purchaser").

         For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

         1. PURCHASE OF SHARES. On the Effective Date, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, subject to the terms and conditions set forth in this Agreement and the Company's 1998 Stock Incentive Plan (the "Plan"), 50,000 shares (the "Shares") of common stock, $.10 par value per share, of the Company ("Common Stock"), at a purchase price of $3.125 per share. The aggregate purchase price for the Shares shall be paid by the Purchaser as follows: (i) $10,000 by check payable to the order of the Company, and (ii) $146,250 by delivery of a promissory note of the Purchaser to the Company in the form attached hereto as EXHIBIT A. Upon receipt of payment by the Company for the Shares, the Company shall issue to the Purchaser one or more certificates in the name of the Purchaser for the Shares.

         2. RESTRICTIVE LEGEND. All certificates representing Shares shall have affixed thereto a legend in substantially the following form:

                  "The shares of stock represented by this certificate are subject to the terms and conditions set forth in a certain Stock Purchase Agreement dated as of June 15, 1998 between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation."

         3. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

         4. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective heirs, executors, administrators, legal representatives, successors and assigns.




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         5.       ENTIRE AGREEMENT. This Agreement constitutes the entire
agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

         6. PROVISIONS OF THE PLAN. This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

         7. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                             ECC INTERNATIONAL CORP.



                                             By: /s/ Merrill A. McPeak
                                                 -------------------------------
                                             Name: Merrill A. McPeak
                                             Title: Chairman of the Board


                                             PURCHASER



                                             /s/ James C. Garrett
                                             -----------------------------------
                                             James C. Garrett




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                                                                       EXHIBIT A

                                 PROMISSORY NOTE

$_____________                                                    June ___, 1998

         FOR VALUE RECEIVED, James C. Garrett (the "Maker"), promises to pay to ECC International Corp., a Delaware corporation (the "Company"), or order, at the offices of the Company or at such other place as the holder of this Note may designate, the principal sum of $__________, together with interest on the unpaid principal balance of this Note from time to time outstanding at the rate of 5.58% per year until paid in full. Except as otherwise set forth below, principal and interest shall be paid in full on June ___, 2001.

         Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All payments by the Maker under this Note shall be in immediately available funds.

         This Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (individually, an "Event of Default" and collectively, "Events of Default"):

         (1) default in the payment or performance of this or any other liability or obligation of the Maker to the holder, including the payment when due of any principal, premium or interest under this Note;

         (2) the institution against the Maker or any indorser or guarantor of this Note of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days of filing;

         (3) the institution by the Maker or any indorser or guarantor of this Note of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by the Maker or any indorser or guarantor of this Note of a composition or an assignment or trust mortgage for the benefit of creditors;

         (4) the sale, transfer or other disposal of any or all of the shares of common stock, $.10 par value per share, of the Company (the "Shares") issued and sold to the Maker by the Company pursuant to that certain Stock Purchase Agreement, dated as of June ___, 1998, by and between the Company and the Maker, provided that the death of the Maker shall not be deemed to be a sale, transfer or other disposal of any or all of the Shares; and





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         (5)      the failure of the Maker to commence the undertaking of the duties and responsibilities of President and Chief Executive Officer of the Company on or before June 30, 1998 pursuant to that certain Employment Agreement, dated as of June ___, 1998, by and between the Company and the Maker.

         Upon the occurrence of an Event of Default, the holder shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the State of Delaware or afforded by other applicable law.

         Every amount overdue under this Note shall bear interest from and after the date on which such amount first became overdue at an annual rate which is one (1) percentage point above the rate per year specified in the first paragraph of this Note. Such interest on overdue amounts under this Note shall be payable on demand and shall accrue and be compounded monthly until the obligation of the Maker with respect to the payment of such interest has been discharged (whether before or after judgment).

         In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Maker, then such excess sum shall be credited by the holder as a payment of principal.

         All payments by the Maker under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. The Maker shall pay and save the holder harmless from all liabilities with respect to or resulting from any delay or omission to make any such deduction or withholding required by law.

         Whenever any amount is paid under this Note, all or part of the amount paid may be applied to principal, premium or interest in such order and manner as shall be determined by the holder in its discretion.

         No reference in this Note to any guaranty or other document shall impair the obligation of the Maker, which is absolute and unconditional, to pay all amounts under this Note strictly in accordance with the terms of this Note.

         The Maker agrees to pay on demand all costs of collection, including reasonable attorneys' fees, incurred by the holder in enforcing the obligations of the Maker under this Note.

         No delay or omission on the part of the holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver

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of the same or any other right on any future occasion. The Maker and every indorser or guarantor of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

         This Note may be prepaid in whole or in part at any time or from time to time, with the giving of such consent to be in the sole discretion of the holder. Any such prepayment shall be without premium or penalty.

         None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed on behalf of the holder expressly referring to this Note and setting forth the provision so excluded, modified or amended.

         All rights and obligations hereunder shall be governed by the State of Delaware and this Note is executed as an instrument under seal.


ATTEST:

By:
    -----------------------------            -----------------------------------
Name:                                        James C. Garrett




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